STOCK PURCHASE AGREEMENT
                           AND PLAN OF REORGANIZATION


         THIS STOCK PURCHASE AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into on March 31, 2004, by and among TecScan International, Inc., a publicly-held, Nevada corporation ("TecScan"), and Mr. Philip T. Kueber ("Kueber"), on the one hand, and Bio-Life Laboratories Corporation, a privately-held, a Nevada corporation ("BLL"), and Ms. Nancy LeMay as Trustee for certain shareholders (the "Selling Stockholder"), on the other hand.

                                 R E C I T A L S

         A. The Selling Stockholder wishes to sell, and TecScan wishes to acquire, all of the BLL Shares (as defined below) in exchange for TecScan's issuance to the Selling Stockholder of an aggregate of thirty-five million (35,000,000) shares (the TecScan Shares") of common stock, $.001 par value per share (the "TecScan Common Stock"), of TecScan, subject to and upon the terms and conditions hereinafter set forth.

         B. BLL has authorized capital stock consisting of 50,000,000 shares of common stock, $.0001 par value (the "BLL Common Stock"), of which 35,000,000 shares (the "BLL Shares") of BLL Common Stock are issued and outstanding and owned by the Selling Stockholder as of the date of this Agreement.

         C. The Selling Stockholder owns and will transfer to TecScan at the Closing (defined below) all 35,000,000 issued and outstanding shares of BLL Common Stock, representing 100% of the BLL Shares.

         D. TecScan has authorized capital stock consisting of 50,000,000 shares of TecScan Common Stock, of which 47,091,786 shares of TecScan Common Stock are issued and outstanding as of the date of this Agreement.

         E. After giving effect to the cancellation of 35,000,000 shares of TecScan Common Stock received from Kueber, the issuance of the TecScan Shares to the Selling Stockholder and without giving effect to any other issuance of capital stock of TecScan or BLL, there will be 43,091,786 shares of TecScan Common Stock issued and outstanding, of which 35,000,000 Tecscan Shares, or approximately 81.22% of TecScan Common Stock, will be owned by the Selling Stockholder.

         F. As soon as is reasonably practicable following the Closing, TecScan shall take such action as is necessary, including without limitation filing with the Securities and Exchange Commission (the "SEC") (i) an Information Statement pursuant to Section 14(c) of the Securities and Exchange Act of 1934 ("Exchange Act") to obtain TecScan's stockholders' approval of, and effect, a change in TecScan's name from "TecScan International, Inc." to "Bio Life Laboratories Corporation" (or such other name as BLL shall designate) and (ii) a Current Report on Form 8-K pursuant to the Exchange Act to report the reorganization transaction contemplated by this Agreement and, by way of such report or an amendment thereto, the required financial statements of BLL.

                                A G R E E M E N T
                                -----------------

         It is agreed as follows:

         1. STOCK PURCHASE AND REORGANIZATION.

         1.1 Incorporation of Recitals. The provisions and recitals set forth hereinabove are hereby referred to and incorporated herein and made a part of this Agreement by reference.

         1.2 Agreement to Return Tecscan Common Stock for Cancellation in Exchange for Very Basic Media, Inc., Common Stock. Subject to the terms and upon the conditions set forth herein, Kueber agrees to return to Tecscan for cancellation, and Tecscan agrees to receive from Kueber, at the Closing, 35,000,000 shares of Tecscan Common Stock owned by Kueber in exchange for the transfer and delivery by TecScan to Kueber, at the Closing, of 5,000,000 shares of common stock, $.0001 par value per share (the "VBM Shares"), of Very Basic Media, Inc. ("VBM"), owned by Tecscan.

         1.3 Agreement to Exchange Stock. Subject to the terms and upon the conditions set forth herein, the Selling Stockholder agrees to sell, assign, transfer and deliver to TecScan, and TecScan agrees to purchase from the Selling Stockholder, at the Closing, the BLL Shares owned by the Selling Stockholder in exchange for the issuance by TecScan to the Selling Stockholder, at the Closing, of the TecScan Shares.

         1.4 Closing. The closing (the "Closing") of the exchange of the BLL Shares and the TecScan Shares and the return of 35,000,000 shares of TecScan Common Stock in exchange for the VBM Shares shall take place at the offices of John Holt Smith, Esq., the escrow agent (the "Escrow Agent"), located at 1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067, at 3:00 PM, local time, on March 31, 2004, or at such other time and place as may be agreed to by BLL and TecScan (the "Closing Date").

         1.5 Instruments of Transfer.

                  (a) BLL Shares. The Selling Stockholder shall deliver to the Escrow Agent on the Closing Date an original certificate(s) evidencing the shares of BLL Common Stock owned by the Selling Stockholder together with a duly executed stock power(s) in form and substance satisfactory to TecScan, in order to effectively vest in TecScan all right, title and interest in and to the shares of BLL Common Stock owned by the Selling Stockholder. From time to time after the Closing Date, and without further consideration, the Selling Stockholder will execute and deliver such other instruments of transfer and take such other actions as TecScan may reasonably request in order to more effectively transfer to TecScan the securities intended to be transferred hereunder.

                  (b) Tecscan Common Stock.

                     (i) Kueber shall deliver to the Escrow Agent on the Closing Date an original certificate evidencing 35,000,000 shares of TecScan Common Stock owned by Kueber together with a duly executed stock power in form and substance satisfactory to Tecscan, in order to effectively vest in Tecscan all right, title and interest in and to said 35,000,000 shares of TecScan Common Stock owned by Kueber. From time to time after the Closing Date, and without further consideration, Kueber will execute and deliver such other instruments of transfer and take such other actions as Tecscan may reasonably request in order to more effectively transfer to TecScan the securities intended to be transferred hereunder.
                     (ii) TecScan shall deliver to the Escrow Agent on the Closing Date an original certificate evidencing the TecScan Shares, in form and substance satisfactory to the Selling Stockholder, in order to effectively vest in the Selling Stockholder all right, title and interest in and to the TecScan Shares. From time to time after the Closing Date, and without further consideration, TecScan will execute and deliver such other instruments of transfer and take such other actions as the Selling Stockholder may reasonably request in order to more effectively issue to her the TecScan Shares.

                  (c) VBM Shares. Tecscan shall deliver to the Escrow Agent on the Closing Date an original certificate(s) evidencing the VBM Shares owned by Tecscan together with a duly executed stock power(s) in form and substance satisfactory to Kueber, in order to effectively vest in Kueber all right, title and interest in and to the VBM Shares owned by Tecscan. From time to time after the Closing Date, and without further consideration, Tecscan will execute and deliver such other instruments of transfer and take such other actions as Kueber may reasonably request in order to more effectively transfer to Kueber the securities intended to be transferred hereunder.

         1.6 Tax Free Reorganization. The parties intend that the transaction under this Agreement qualify as a tax-free reorganization under
Section 368 of the Internal Revenue Code of 1986.

           2 DELIVERIES AT THE CLOSING

         2.1 TecScan's Deliveries at the Closing. At or prior to the Closing and as a condition of Closing, TecScan shall deliver or cause to be delivered to the Escrow Agent at their offices of Kelly Lytton & Vann LLP located at 1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067, all of the following:

                  (a) An original certificate representing the TecScan Shares registered in the name of the Selling Stockholder;

                  (b) An original certificate(s) representing the VBM Shares owned by Tecscan together with a duly executed stock power(s), in form and substance satisfactory to Kueber;

                  (c) The Officer's Certificate signed by TecScan's President and dated as of the Closing Date in the form attached hereto as Exhibit B;

                  (d) A written resignation of the sole officer and director of TecScan effective as of the Closing Date in form satisfactory to BLL and the Selling Stockholder;

                  (e) Certified resolutions of the Board of Directors of TecScan in the form attached hereto as Exhibit C (i) authorizing the consummation of the transactions contemplated by this Agreement; and (ii) electing the person(s) designated by BLL as officer(s) and director(s) of TecScan effective as of the Closing Date;

                  (f) A certified list of the record holders of TecScan Common Stock as of the most recent practicable date evidencing all of the shares of TecScan Common Stock issued and outstanding;

                  (g) A certificate of good standing of TecScan from the State of Nevada as of the most recent practicable date;

                  (h) A signed copy of the Escrow Instruction in the form of Exhibit D attached hereto;

                  (i) Such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

         2.2 Selling Stockholder's Deliveries at Closing. At or prior to the Closing, the Selling Stockholder shall deliver or cause to be delivered to the Escrow Agent all of the following:

                  (a) An original certificate(s) representing the BLL Shares owned by the Selling Stockholder together with a duly executed stock power(s), in form and substance satisfactory to TecScan;

                  (b) A signed copy of the Escrow Instruction in the form of Exhibit D attached hereto; and

                  (c) Such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

         2.3 BLL's Deliveries at the Closing. At or prior to the Closing and as a condition of Closing, BLL shall deliver or cause to be delivered to the Escrow Agent all of the following:

                  (a) The Officer's Certificate signed by BLL's Chief Executive Officer and dated as of the Closing Date in the form attached hereto as Exhibit E;

                  (b) Certified resolutions of the Board of Directors of BLL in the form attached hereto as Exhibit F authorizing the consummation of the transactions contemplated by this Agreement;

                  (c) A certificate of good standing of BLL from the State of Nevada as of the most recent practicable date; and

                  (e) Such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

         2.4 Kueber's Deliveries at Closing. At or prior to the Closing, Kueber shall deliver or cause to be delivered to the Escrow Agent all of the following:

                  (a) An original certificate representing 35,000,000 shares of Tecscan Common Stock owned by Kueber together with a duly executed stock power, in form and substance satisfactory to TecScan; and

                  (b) Such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

          3. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder represents, warrants and covenants to and with TecScan with respect to herself, as follows:

         3.1 Power and Authority. The Selling Stockholder has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All individual action on the part of the Selling Stockholder necessary for the authorization, execution, delivery and performance of the Documents by the Selling Stockholder has been taken and no further authorization on the part of the Selling Stockholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Selling Stockholder, the Documents shall constitute the valid and legally binding obligation of the Selling Stockholder enforceable in accordance with their respective terms.

         3.2 Ownership of and Title to Securities. The Selling Stockholder owns all of the 25,000 issued and outstanding BLL Shares. The Selling Stockholder represents that she has and will transfer to TecScan good and marketable title to the BLL Shares that she owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions imposed by federal or state securities laws.

         3.3 Investment and Related Representations. The Selling Stockholder is aware that neither the TecScan Shares nor the offer or sale thereof to the Selling Stockholder has been registered under the Securities Act, or under any state securities law. The Selling Stockholder understands that the TecScan Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Selling Stockholder agrees that she will not sell all or any portion of the TecScan Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The address of the Selling Stockholder is c/o Smith & Associates, 1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067. The Selling Stockholder understands that each certificate for TecScan Shares issued to her or to any subsequent transferee shall be stamped or otherwise imprinted with the legend set forth below summarizing the restrictions described in this Section 3.3 and that TecScan shall refuse to transfer the TecScan Shares except in accordance with such restrictions:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

         The Selling Stockholder acknowledges having received and reviewed TecScan's Annual Report on Form 10-KSB for the year ended June 30, 2003 (the "2002 Annual Report") and TecScan's Quarterly Reports on Form 10-QSB for the periods ended March 31, September 30 and December 31, 2003 (together, the "Quarterly Reports"). The Selling Stockholder acknowledges and represents that she has reviewed the financial statements contained within the 2002 Annual Report and the Quarterly Reports and is fully aware of the current financial condition of TecScan, including its assets and liabilities, as set forth in the 2002 Annual Report and the Quarterly Reports. The Selling Stockholder warrants and represents that, other than the 2002 Annual Report and the Quarterly Reports, the Selling Stockholder is not relying upon any other information, written and/or oral, with regard to the status of TecScan's financial condition, including but not limited to the status of the assets and liabilities set forth in the 2002 Annual Report and the Quarterly Reports. The Selling Stockholder further acknowledges that TecScan has given to her and hher counsel, accountants and other advisors, agents, consultants and representatives, full access to all of the properties, books, contracts, commitments and records of TecScan, and has furnished or will furnish all such information concerning it (including its operations, financial condition and business plan) as she has requested or may request.

         4. REPRESENTATIONS AND WARRANTIES OF TECSCAN. TecScan represents, warrants and covenants to and with BLL and the Selling Stockholder as follows. As used herein, the term "TecScan Disclosure Schedule" shall refer to the TecScan Disclosure Schedule attached hereto as Exhibit G and incorporated herein by this reference.

         4.1 Organization and Good Standing. TecScan is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and perform its obligations under this Agreement.

         4.2 Capitalization. Recital D to this Agreement accurately and completely describes the authorized, issued and outstanding capital stock of TecScan. Except as set forth on the TecScan Disclosure Schedule, all outstanding shares of TecScan Common Stock were offered and sold in compliance with applicable state and federal securities laws, have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights. There are no warrants, options, subscriptions, calls or other similar rights to purchase any of TecScan's capital stock, and there are no voting, pooling or voting trust agreements, arrangements or contracts by and among TecScan, its stockholders or any of them.

         4.3 Validity of Transactions. Except as set forth on the TecScan Disclosure Schedule: (i) this Agreement, each document executed and delivered by TecScan in connection with the transactions contemplated by this Agreement and the performance of the transactions contemplated therein have been duly authorized by the sole director of TecScan, have been duly executed and delivered by TecScan and each is the valid and legally binding obligation of TecScan, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity; and (ii) the TecScan Shares issuable hereunder, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of any liens or encumbrances, except for any restrictions imposed by federal or state securities laws.

         4.4 No Conflict. Except as set forth on the TecScan Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, result in a breach of any term or provision of or constitute a default under or result in a violation of (i) the Certificate of Incorporation or Bylaws of TecScan, as amended, (ii) any agreement, contract, lease, license or instrument to which TecScan is a party or by which TecScan or any of its properties or assets are bound or (iii) any judgment, decree, order or writ by which TecScan is bound or to which it or any of its properties or assets are subject.

         4.5 Approvals and Consents. Except for the filing and distribution of
Schedule 14C Information pursuant to Rule 14(c) under the Exchange Act and as may be set forth on the TecScan Disclosure Schedule, there are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for TecScan's consummation of the transactions contemplated hereby.

         4.6 SEC Reports; Financial Statements.

                  (a) TecScan has filed all reports, including the 2002 Annual Report and the Quarterly Reports (collectively, the "SEC Reports"), required to be filed by it with the SEC since January 1, 2002, pursuant to the Exchange Act. The SEC Reports complied, at the time of filing, in all material respects with the applicable requirements of the Exchange Act. None of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent superseded by an SEC Report filed subsequently and prior to the date hereof. Prior to the Closing, TecScan shall deliver to BLL TecScan's balance sheet and the related statements of operations, stockholders' equity and cash flows (including the related notes thereto) of TecScan for the three months ended December 31, 2003 (the "2003 Financials"). There has been no material adverse change in the business, assets, liabilities, financial condition, results of operations or prospects of TecScan.

                  (b) The 2003 Financials have been prepared in accordance with United States generally accepted accounting principles. All financial statements made part of the SEC Reports and the 2003 Financials present fairly the financial position of TecScan as at their respective dates and the results of its operations and its cash flows for the periods presented therein subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been and are not expected to be material in amount.

         4.7 Litigation. Except as set forth in the TecScan Disclosure Schedule, there are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of TecScan, threatened against or affecting TecScan, the officers or directors of TecScan or any of their respective affiliates or that questions or threatens the validity of this Agreement or any action to be taken in connection herewith, and TecScan or any of its assets are not subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department. TecScan has not commenced and does not currently intend to commence any legal proceedings against any other person or entity.

         4.8 Taxes. Except as set forth in the TecScan Disclosure Schedule, all federal income tax returns and state and local income tax returns for TecScan have been filed as required by law. All taxes as shown on such returns or on any assessment received subsequent to the filing of such returns have been paid, and there are no pending assessments or adjustments or any income tax payable for which reserves, which are reasonably believed by TecScan to be adequate for the payment of any additional taxes that may come due, have not been established. All other taxes imposed by any government authority on TecScan have been paid and any reports or returns due in connection therewith have been filed. No outstanding claim for assessment or collection of taxes has been asserted against TecScan and there are no pending, or to the knowledge of TecScan, threatened tax audits, examinations or claims.

         4.9 No Defaults. No material default (or event which, with the passage of time or the giving of notice, or both, would become a material default) exists or is alleged to exist with respect to the performance of any obligation of TecScan under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty, joint venture agreement, operating agreement, partnership agreement or other contract or instrument to which TecScan is a party or any of its assets are subject, or by which it is otherwise bound, and, to the best knowledge of TecScan, no such default or event exists or is alleged to exist with respect to the performance of any obligation of any party thereto.

         4.10 Corporate Documents. TecScan has furnished to BLL and the Selling Stockholder true and complete copies of the Articles of Incorporation, as amended, and Bylaws of TecScan certified by its secretary and copies of the resolutions adopted by TecScan's Board of Directors authorizing and approving this Agreement and the transactions contemplated hereby. TecScan has made available to BLL and the Selling Stockholder and their representatives all corporate minute books of TecScan, and such minute books contain complete and accurate records of the proceedings of TecScan's stockholders and directors.

         4.11 Contracts and Other Commitments. All contracts and agreements of any kind, written or oral, concerning TecScan are identified on the TecScan Disclosure Schedule. TecScan will not have and will not be bound by any contract, agreement, lease, commitment or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent.

         4.12 No Liabilities. TecScan has no liabilities or claims against it (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liabilities for taxes) except for
(i) liabilities or claims set forth in the SEC Reports, or (ii) liabilities or claims identified in the TecScan Disclosure Schedule.

         4.13 No Assets. TecScan has no assets or operations, except as identified in the TecScan Disclosure Schedule.

         4.14 Compliance with Laws. TecScan have complied in all material respects with all laws, regulations and orders affecting its business and operations and is not in default under or in violation of any provision of any federal, state or local rule, regulation or law, including without limitation, any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         4.15 Absence of Certain Changes. Prior to the Closing, TecScan shall not, except as contemplated by this Agreement, without the written consent of BLL (which consent will not be unreasonably withheld):

                  (a) make any material change in the business or operations of TecScan, taken as a whole;

                  (b) declare any dividends in cash on the issued and outstanding shares of TecScan Common Stock, or make any other distribution of any kind in respect thereof;

                  (c) issue, sell or otherwise distribute any authorized but unissued shares of its capital stock or effect any stock split or reclassification of any such shares or grant or commit to grant any option, warrant or other right to subscribe for or purchase or otherwise acquire any shares of capital stock of TecScan or any security convertible into or exchangeable for any such shares;

                  (d) adopt any amendment to its Certificate of Incorporation or Bylaws;

                  (e) enter into any other transaction affecting in any material respect the business of TecScan, taken as a whole.

         4.16 Brokers and Finders. TecScan has not dealt with any broker or finder in connection with the transactions contemplated hereby. TecScan has not incurred, nor shall it incur, directly or indirectly, any liability for any brokerage or finders' fees, agent commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.17 Intercompany and Affiliate Transactions; Insider Interests. Except as set forth on the TecScan Disclosure Schedule or as expressly identified in the SEC Reports, there are, and during the last two years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between TecScan, or between TecScan, on the one hand, and any director, officer, employee, stockholder or affiliate of TecScan, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for TecScan or from, to, by or for any of such persons, that are currently in effect.

         4.18 Accuracy of Information. None of the representations or warranties or information provided and to be provided by TecScan to BLL or the Selling Stockholder in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to BLL pursuant hereto were or will be complete and accurate records of such documents.

         5. REPRESENTATIONS AND WARRANTIES OF BLL. BLL represents, warrants and covenants to and with TecScan and Kueber as follows:

         5.1 Organization and Good Standing. BLL is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and perform its obligations under this Agreement.

         5.2 Capitalization. Recital B to this Agreement accurately and completely describes the authorized, issued and outstanding capital stock of BLL. All outstanding shares of BLL Common Stock were offered and sold in compliance with applicable state and federal securities laws, have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights.

         5.3 Financial Statements. BLL has furnished to TecScan its unaudited balance sheet as of March 25, 2004, and its related unaudited statements of income, stockholders' equity and cash flow for the two years then ended, together with appropriate notes to such financial statements (the "BLL Financial Statements"). The BLL Financial Statements reflect adequate provisions for all reasonably anticipated liabilities, do not contain any items of a special or nonrecurring nature except as expressly stated therein and present fairly the consolidated financial position of BLL as at such date.

         5.4 No Material Adverse Change. Since March 25, 2004, there has not been any material adverse change in the business, assets, liabilities, financial condition, results of operations or prospects of BLL.

         5.5 No Undisclosed Liabilities. BLL has no material liabilities, fixed or contingent, other than (i) liabilities fully reflected in the BLL Financial Statements and (ii) liabilities incurred since March 25, 2004, in the ordinary course of business or as contemplated or permitted by this Agreement and not exceeding $10,000 in the aggregate, all of which in the aggregate, taking into consideration all other changes in the financial condition of BLL in the ordinary course of business, have had no material adverse effect on the financial position or results of operations of BLL, or on the conduct of its business.

         5.6 Litigation. There are no material lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of any executive officer of BLL, threatened against BLL, nor is there any reasonable basis known to any executive officer of BLL for any such action and there is no action, suit, proceeding or investigation pending, threatened or, to the knowledge of any executive officer of BLL, contemplated that questions the legality, validity or propriety of the transactions contemplated by this Agreement.

         5.7 Validity of Transactions. This Agreement, and each document executed and delivered by BLL in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized by the directors of BLL, have been duly executed and delivered by BLL and each is the valid and legally binding obligation of BLL, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

         5.8 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the Articles of Incorporation or Bylaws of BLL, as amended, (ii) any agreement, contract, lease, license or instrument to which BLL is a party or by which BLL or any of its properties or assets are bound or (iii) any judgment, decree, order or writ by which BLL is bound or to which it or any of its properties or assets are subject.

         5.9 Accuracy of Information. None of the representations or warranties or information provided and to be provided by BLL in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to TecScan or Kueber pursuant hereto were or will be complete and accurate records of such documents.

         6.  CONDITIONS PRECEDENT

         6.1 Conditions precedent to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by such party:

                  (a) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement, other than the waiting period required by Rule 14c-2 under the Exchange Act, shall have been filed, occurred or been obtained.

                  (b) Third-Party Approvals. Any and all consents or approvals required from third parties relating to contracts, licenses, leases and other instruments, material to the respective businesses of TecScan and BLL, shall have been obtained.

                  (c) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction shall be pending that, in the good faith judgment of BLL or TecScan, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

         6.2 Conditions Precedent to Obligations of TecScan. The obligations of TecScan to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by TecScan:

                  (a) Representations and Warranties of Selling Stockholder. The representations and warranties of the Selling Stockholder set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

                  (b) Representations and Warranties of BLL. The representations and warranties of BLL set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, and TecScan shall have received a certificate to such effect signed by the Chief Executive Officer of BLL.

                  (c) Performance of Obligations of BLL. BLL shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and TecScan shall have received a certificate to such effect signed by the Chief Executive Officer of BLL.

                  (d) Additional Closing Documents. TecScan shall have received
(i) each of the documents or instruments listed in Section 2.2 hereof from the Selling Stockholder; (ii) each of the documents or instruments listed in Section
2.3 hereof from BLL; and (iii) such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or as otherwise reasonably requested by TecScan.

         6.3 Conditions Precedent to Obligations of BLL and the Selling Stockholder. The obligations of BLL and the Selling Stockholder to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by BLL and the Selling Stockholder:

                  (a) Representations and Warranties. The representations and warranties of TecScan set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and BLL and the Selling Stockholder shall have received a certificate to such effect signed by the President of TecScan.

                  (c) Performance of Obligations of TecScan. TecScan shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and BLL shall have received a certificate to such effect signed by the President of TecScan.

                  (d) Appointment of Directors to TecScan Board. TecScan, effective as of the Closing, will have appointed to the board of directors of TecScan, David Karam M.D., Ph.D., Paris LeMay and Joe McGhie; and Kueber, the sole current board of directors member and officer of TecScan, will have tendered his resignation from all officer and director positions effective as of the Closing.

                  (e) Additional Closing Documents. BLL and the Selling Stockholder shall have received (i) the documents and instruments referenced in
Section 2.1 hereof; and (ii) such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by BLL.

         7.  CERTAIN ADDITIONAL UNDERSTANDINGS AND AGREEMENTS.

         7.1 Current Report on Form 8-K. As soon as is reasonably practicable following the Closing, TecScan shall (i) take such action as is necessary, including without limitation the filing of an Information Statement pursuant to
Section 14(c) of the Exchange Act, to obtain TecScan's stockholders' approval of, and effect, a change in TecScan's name from "TecScan International, Inc." to "Bio-Life Laboratories Corporation (or such other name as BLL shall designate) and (ii) file a Current Report on Form 8-K with the SEC to report the reorganization transaction contemplated by this Agreement and, by way of such report or an amendment thereto, the required financial statements of BLL.

         8.  TERMINATION AND ABANDONMENT.

         8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the written consent of BLL and TecScan.

         8.2 Termination by Either BLL or TecScan. This Agreement may be terminated by either BLL or TecScan if the Closing is not consummated by April 9, 2004 (provided that the right to terminate this Agreement under this Section
8.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

         8.3 Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to this Section 8, written notice thereof will be given to all other parties and this Agreement will terminate (except to the extent provided in Section 8.1 hereof) and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) Each of the parties will, upon request, re-deliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) No party will have any liability for a breach of any representation, warranty, agreement, covenant or provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

                  (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

         9.       MISCELLANEOUS.

         9.1 Third-Party Beneficiaries. The Selling Stockholder shall be a permitted beneficiary of the representations, warranties and covenants of TecScan and of the closing documents delivered by TecScan at the Closing. TecScan and Kueber, the sole officer and director of Tecscan, shall be permitted beneficiaries of the representations, warranties and covenants of BLL and the Selling Stockholder, and of the closing documents delivered by BLL and the Selling Stockholder at the Closing.

         9.2 Cumulative Remedies. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

         9.3 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto, whether so expressed or not.

         9.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

         9.5 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

         9.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings.

         9.7 Survival of Representations. All representations, warranties and agreements contained herein or made in writing by TecScan, BLL and the Selling Stockholder in connection with the transactions contemplated hereby, except any representation, warranty or agreement as to which compliance may have been appropriately waived, shall survive the execution and delivery of this Agreement.

         9.8 Expenses and Attorney Fees. TecScan, BLL and the Selling Stockholder shall each pay all of their respective legal and due diligence expenses in connection with the transactions contemplated by this Agreement, including, without limiting the generality of the foregoing, legal and accounting fees.

         9.9 Waiver of Conditions. At any time or times during the term hereof, TecScan or Kueber may waive fulfillment of any one or more of the conditions to their obligations in whole or in part, and BLL or the Selling Stockholder may waive fulfillment of any one or more of the foregoing conditions to their obligations, in whole or in part, by delivering to the other party a written waiver or waivers of fulfillment thereof to the extent specified in such written waiver or waivers. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         9.10 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) upon receipt when sent by first-class, registered or certified mail, return receipt requested, postage prepaid or (d) upon receipt after deposit with a nationally recognized overnight express courier, postage prepaid, specifying next day delivery with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by three (3) days' advance written notice to the other party. All communications shall be addressed as follows:

                  (a)   if to BLL Inc., to:  Ms. Paris LeMay, President
                                             Bio-Life Laboratories Corporation
                                             c/o John Holt Smith
                                             1900 Avenue of the Stars,
                                             Suite 1450
                                             Los Angeles, California 90067

                  (b)   if to TecScan, to:
                                             Mr. Philip T.
                                             Kueber, President
                                             Tecscan
                                             International,
                                             Inc. 117 East
                                             Louisa Street,
                                             Suite #104
                                             Seattle,
                                             Washington 98102

         9.11 Law Governing. This Agreement shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of Nevada.

         9.12 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

         9.13 Delivery by Facsimile. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding effect of this Agreement or such exhibit.

         IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.


"KUEBER"                                    TECSCAN INTERNATIONAL, INC.



/s/ Philip T. Kueber                           By: /s/ Philip T. Kueber
----------------------------------------       --------------------------------
Philip T. Kueber, Individually                 Philip T. Kueber, President


"SELLING STOCKHOLDER"                       BIO-LIFE LABORATORIES CORPORATION



/s/ Paris LeMay                                By: /s/ Paris LeMay
----------------------------------------       --------------------------------
Paris LeMay, Trustee for                       Paris LeMay, President
Certain Shareholders